EXHIBIT 99.1

American Express Appoints Neal Sample President, Enterprise Growth

NEW YORK, September 30, 2014 – The following announcement from American Express (NYSE: AXP) is in the form of a letter to employees from Kenneth I. Chenault, CEO:

“I’m writing to let you know about a change in the leadership of Enterprise Growth.

Dan Schulman, Group President of Enterprise Growth, has informed me of his decision to leave American Express and join eBay, Inc., where he will become CEO of their PayPal business. With Dan's departure, we have appointed Neal Sample, Enterprise Growth’s Chief Information Officer and Chief Marketing Technologist, to lead the group going forward. Effective immediately, Neal will become President, Enterprise Growth, reporting to me and will become a member of the company's Operating Committee.

Dan's decision comes against the backdrop of eBay's plans, announced earlier today, to spin off PayPal as a separate, standalone company. For Dan, this represents an opportunity to serve as CEO of a publicly-traded company, and, in many ways, it is a return to his roots leading digital and mobile technology companies at critical phases in their development. Dan, you may recall, was CEO of Priceline earlier in his career, then launched Virgin Mobile and led the pre-paid group at Sprint before joining American Express in 2010. As you know, while PayPal is a competitor of ours in many respects, they are also one of our largest merchant partners, and I hope and expect that our paths will continue to cross with Dan’s in the future.

As head of Enterprise Growth, Dan built the team that launched Serve, our first digital wallet and peer-to-peer payment platform, and developed our pre-paid card business, including Bluebird, the checking and debit alternative that we offer with Walmart. Dan has provided great leadership to the group since its early days, building a strong foundation and an outstanding team that has drawn world-class talent from within the company, as well as from Silicon Valley and throughout the tech sector.

Foremost among them is Neal Sample. Neal joined American Express from eBay in 2012 to lead technology development for Enterprise Growth. Since then, Neal has been instrumental in shaping our Serve software platform, driving Enterprise Growth’s transformation to the Agile development process, and advocating for a work environment that encourages innovation and prototyping of new payment applications, features, and products. Neal has also been a member of the Technology Executive Team and has worked across the company on a number of technology initiatives.

The work being done in Enterprise Growth is one part of the larger transformation under way throughout American Express. A number of years ago, we sharpened our strategic focus to concentrate on the payments sector with the spin-off of our financial advisory business. More recently, we've made great progress in making our brand more welcoming and inclusive, with initiatives like OptBlue, Amex Everyday and Loyalty Partner helping us to reach sectors of the market not traditionally served by American Express. At the same time, we are going everywhere that our Card Members are through a series of digital initiatives and partnerships with companies like Apple, Uber, Twitter and Facebook.

While our investments in some of our newer businesses, such as those in Enterprise Growth, have a longer time frame than many of those within the core business, I believe they have the potential to be a critical element of our success over the long term. I look forward to working with Neal and the group to capitalize on the foundation we've put in place.

Please join me in thanking Dan for his leadership through the early years of Enterprise Growth and congratulating Neal as he takes on his new responsibilities.”

About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

Contact:
Leah Gerstner, 212-640-3174
Leah.m.gerstner@aexp.com